Exhibit 10.25

Agreement on Maximum Amount Mortgage for Credit Line Loan

[Unofficial English Translation]

Contract No.: D.2020 E.17609 Q.H.

Borrower (Party A): United Time Technology Co., Ltd.

Address: 7/F, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen City Postal Code: 518000

Legal Representative (Person in Charge): Bao Minfei

Fax: Blank Tel.: 0755-86512180

Mortgagee (Party B): Shenzhen Branch of China Construction Bank Corporation

Address: Block A, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen City Postal Code: 518000

Person in Charge: Wang Ye

Fax: 0755-23821111 Tel: 0755-23828888

Place of Signing: Futian District, Shenzhen City

Whereas Party A is willing to provide maximum amount mortgage guarantee for a series of debts of the Debtor under the Contract for Credit Line Loan (hereinafter referred to as the “Master Contract”) with the No. of J.2020 E.17609 Q.H. signed by Party B and United Time Technology Co., Ltd. (hereinafter referred to as the “Debtor”), according to relevant laws, regulations and rules, Party A and Party B have reached an agreement through negotiation to conclude this Contract for mutual compliance.

Article I Mortgaged Property

I. Party A shall set up mortgage with the property listed in the “List of Mortgaged Property” of this Contract.

II. If the mortgaged property is renewed with a new certificate (certification) of ownership or other rights, resulting in inconsistency between the “List of Mortgaged Property” or other rights (mortgage rights) certificates or mortgage rights certification documents received by Party B and the above-mentioned new certificate (certification) of rights or relevant records in the register of the registration authority, Party A shall not refuse to assume the guarantee responsibility on this ground.

III. Unless otherwise agreed by Party A and Party B or otherwise stipulated by law, the newly added items on the mortgaged property due to attachment, mixing, processing, reconstruction and other reasons shall also be used as mortgage guarantee for Party B’s credit rights. Party A shall handle the necessary mortgage registration and other procedures according to Party B’s requirements.

IV. If the value of the mortgaged property has decreased or may decrease, affecting the realization of Party B’s credit rights, Party A shall provide new guarantee according to Party B’s requirements.

Article II Guarantee Scope, Maximum Limit of Credit Rights and Determination Period of Credit Rights

I. The guarantee scope of this maximum amount of mortgage is all debts under the Master Contract, including but not limited to the principal, interest (including compound interest and penalty interest), liquidated damages and indemnity disbursed by the debtor, other payments to be made by the debtor to Party B, and all expenses incurred by Party B to realize the credit rights and security rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, execution fees, assessment fees, auction fees, notarial fees, delivery fees, announcement fees, legal fees, etc.) . The guarantee scope agreed in this Contract is the amount in total of price and tax including value-added tax.

II. The maximum limit of guarantee liability under this maximum amount mortgage is (currency) RMB (amount in words) Twenty-two Million and Five Hundred Thousand Only. If Party A performs its guarantee obligations according to this Contract, the maximum amount shall decrease accordingly according to the amount performed.

III. The determination period of credit rights with the maximum amount mortgage is the valid period of credit line under the Master Contract.

IV. Even if the actual formation time of loans, interest, expenses or any other credit rights of Party B under the Master Contract exceeds the determination period of credit rights, it still falls within the guarantee scope of the maximum amount mortgage. The expiration date of the debt performance period under the Master Contract shall not be limited by the determination period of credit rights.

Article III Registration of Mortgaged Property

Both parties shall handle the mortgage registration formalities at the corresponding registration authorities within 30 working days after the signing of this Contract. Party A shall submit the other rights certificates and the original mortgage registration documents of the mortgaged property and other rights certificates to Party B for holding on the date of completion of mortgage registration.

Article IV Change of the Master Contract

I. Party A agrees that Party B and the Debtor need not notify Party A of the signing of the Master Contract or any changes to the Master Contract (including but not limited to extending the debt performance period or increasing the principal amount of credit rights), and Party A shall still assume the guarantee liabilities within the maximum amount and guarantee scope agreed upon in this Contract.

II. Change of Parties

Party A’s guarantee liabilities shall not be reduced or exempted due to any of the following circumstances:

(I) Party B or the Debtor has any restructuring, consolidation, merger, division, increase or decrease of capital, joint venture, joint operation, renaming, etc.;

(II) Party B entrusts a third party to perform its obligations under the Master Contract.

III. If the credit rights under the Master Contract are transferred to a third party, the guarantee under this Contract will be transferred accordingly, and Party A shall assist Party B and the third party to handle the mortgage change registration formalities required by law.

IV. If the transfer of credit rights or debts under the Master Contract is not effective, invalid, canceled or terminated, Party A shall still assume the guarantee liabilities to Party B in accordance with this Contract.

Article V Possession and Custody of Mortgaged Property

I. Party A shall properly possess, keep, repair and maintain the mortgaged property, reasonably use the mortgaged property, maintain the mortgaged property in good condition, and pay all taxes and fees related to the mortgaged property on time. Party B has the right to inspect the mortgaged property and may require Party A to hand over the original certificate of mortgaged property right to Party B for safekeeping.

II. If Party A entrusts or agrees to a third party to possess, keep or use the mortgaged property, it shall inform the third party of the existence of the mortgage right of Party B, and require it to keep the mortgaged property in good condition, accept Party B’s inspection of the mortgaged property and not prevent Party B from realizing the mortgage right. Party A shall not be exempted from the obligations mentioned in the preceding articles, and shall also be responsible for the acts of the third party.

III. If the mortgaged property causes personal or property damage, Party A shall bear the liability for compensation. If Party B bears the responsibility for the claim, or pays compensation for Party A in advance, Party B shall have the right to claim compensation from Party A.

Article VI Insurance of Mortgaged Property

I. Unless otherwise agreed by both parties, Party A shall insure the mortgaged property according to the relevant laws and the types, periods and amounts of insurance specified by Party B. The insurer shall have legal qualifications and good reputation.

II. The contents of the insurance policy shall conform to the requirements of Party B and shall not be accompanied by restrictive conditions that damage the rights and interests of Party B. The insurance policy shall specifically indicate: Party B is the first beneficiary (the first beneficiary) of the insurance compensation; the change of insurance policy shall be subject to the written consent of Party B; in the event of an insured accident, the insurer shall directly transfer the insurance compensation to the account designated by Party B. If the mortgaged property is insured but the insurance policy does not indicate the above contents, the insurance policy shall be annotated or changed accordingly.

III. Party A shall ensure that the insurance is continuously valid and shall not be interrupted, canceled or invalidated for any reason, or cause the insurer to reduce or exempt the liability for compensation, or change the insurance policy without Party B’s consent. If the credit rights guaranteed by Party A are not fully repaid when the insurance period expires, Party A shall renew the insurance and extend the insurance period accordingly.

IV. Party A shall deliver the original insurance policy of the mortgaged property to Party B within 30 working days from the date of signing this Contract (or the date of completing renewal if the mortgaged property is renewed), and reserve the necessary documents for insurance claims or transfer of insurance rights and interests in Party B.

V. Party B has the right to choose the following methods to deal with the insurance compensation obtained from the mortgaged property, and Party A shall assist in handling the relevant procedures:

(I) With the consent of Party B, it is used to repair the mortgaged property to restore the value of the mortgaged property;

(II) Make settlement or early settlement of the principal and interest of the debts and related expenses under the Master Contract;

(III) Provide pledge guarantee for debts under the Master Contract;

(IV) After Party A provides a new guarantee that meets the requirements of Party B, Party A shall be free to dispose of it.

Article VII Restrictions on Party A’s Disposition of Mortgaged Property

I. Without Party B’s written consent, Party A shall not dispose the mortgaged property in any way, including but not limited to waiving, leasing (including lease renewal upon expiration of the original lease contract), giving, transferring, contributing, repeatedly guaranteeing, migrating, changing to public welfare use, adding, rebuilding or dividing with other things.

II. With the written consent of Party B, the price or other funds obtained from Party A’s disposal of the mortgaged property shall be deposited into the account designated by Party B. Party B has the right to choose any method agreed in Items (II) to (IV) of Paragraph V of Article VI of this Contract to deal with the above payment, and Party A shall assist in handling relevant procedures.

Article VIII Third Party’s Interference

I. If the mortgaged property is expropriated, requisitioned, dismantled, confiscated or recovered free of charge by the State, or the mortgaged property is sealed up, frozen, detained, supervised, retained, auctioned, forcibly possessed, damaged or otherwise disposed of by a third party, Party A shall immediately notify Party B and take measures to stop, eliminate or remedy the loss from expanding in time; if Party B requests, Party A shall provide a new guarantee that meets Party B’s requirements.

II. The remaining part of the mortgaged property after the occurrence of the circumstances mentioned in the preceding paragraph shall still be used as the mortgage guarantee for Party B’s credit rights. The indemnity or compensation obtained by Party A due to the above reasons shall be deposited into the account designated by Party B. Party B has the right to choose any method agreed in Items (I) to (IV) of Paragraph V of Article VI of this Contract to deal with the above payment, and Party A shall assist in handling relevant procedures.

Article IX Realization of Mortgage Right

I. If the Debtor fails to perform the debts due under the Master Contract or fails to perform the debts declared to be due in advance, or violates other agreements in the Master Contract, Party B shall have the right to dispose of the mortgaged property.

II. The value of the mortgaged property recorded in the “List of Mortgaged Property” or otherwise agreed upon by both parties (hereinafter referred to as “Provisional Value”) in this Contract, whether recorded in the register book of the registration authority or not, does not indicate the final value of the mortgaged property. Its final value is the net amount of the proceeds from Party B’s disposal of the mortgaged property after deducting various taxes and fees.

If the mortgaged property is used to offset Party B’s credit rights, the above Provisional Value shall not be used as the basis for the mortgaged property to offset Party B’s credit rights. Meanwhile, the value of the mortgaged property shall be determined by both parties through negotiation or fair evaluation according to law.

III. The proceeds from Party B’s disposal of the mortgaged property shall be used to pay off the debts under the Master Contract after paying the expenses (including but not limited to safekeeping fees, assessment fees, auction fees, transfer fees, taxes, transfer fees of state-owned land use rights, etc.) in the process of sale or auction, and the remaining proceeds shall be returned to Party A.

IV. If Party A is the Debtor, Party B may apply for compulsory execution of the property other than Party A’s mortgaged property without considering giving up the mortgage right or having to dispose of the mortgaged property as the precondition.

V. Party A shall not prevent Party B from realizing the mortgage rights in any way (including acts or omissions).

VI. No matter whether Party B has other guarantees (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credit, etc.) for the credit rights under the Master Contract, no matter when the above other guarantees are established, whether they are valid, whether Party B puts forward claims to other guarantors, whether a third party agrees to bear all or part of the debts under the Master Contract, and whether other guarantees are provided by the Debtor himself, Party A’s guarantee liability under the Contract will not be relieved as a result, and Party B may directly require Party A to bear the guarantee liabilities within its guarantee scope as agreed in the Contract, and Party A will not raise any objection.

VII. If the maximum limit of guarantee liability agreed in this Contract is lower than the actual balance of credit rights under the Master Contract, and if the debts under the Master Contract have not been fully paid off after Party A assumes the guarantee liabilities, Party A promises that its claim (including pre-exercise) of subrogation right or recourse right to the Debtor or other guarantors shall not cause any damage to Party B’s interests, and agrees that the repayment of debts under the Master Contract shall have priority over the realization of Party A’s subrogation right or recourse right.

Specifically, before Party B’s credit rights are fully paid off,

(I) Party A agrees not to claim subrogation right or recourse right from the Debtor or other guarantors; if Party A realizes the above rights for any reason, it shall pay off the outstanding credit rights of Party B in priority.

(II) If there is any object guarantee for the debts under the Master Contract, Party A agrees not to claim the guarantee or the proceeds from its disposal for the reason of exercising the subrogation right or for any other reasons, and the above guaranty and the proceeds shall be used to pay off the outstanding credit rights of Party B in priority;

(III) If the Debtor or other guarantors provide counter guarantee for Party A, the amount obtained by Party A based on the above counter guarantee shall be used to pay off the outstanding credit rights of Party B.

VIII. If the Master Contract is non-established, ineffective, invalid, partially invalid or canceled or dissolved, and Party A and the Debtor are not the same person, Party A shall be jointly and severally liable to the Debtor for the debts arising from the return of property or compensation for losses within the guarantee scope agreed in this Contract.

IX. Party A has fully realized the interest rate risk. If Party B adjusts the interest rate level, interest bearing or interest settlement method according to the agreement in the Master Contract or the change of the national interest rate policy, resulting in an increase in the interest, penalty interest and compound interest payable by the Debtor, Party A shall also bear guarantee liabilities for the increase.

X. In addition to the debts under the Master Contract, if the Debtor has other debts due to Party B, Party B has the right to transfer and collect the RMB or other currency in the account opened by the Debtor in China Construction Bank system, and which shall be first used to pay off any debts due, and Party A’s guarantee liabilities shall not be reduced and exempted.

Article X Responsibility for Breach of Contract

I. Party A’s Liability for Breach of Contract

(I) Party B has the right to take one or more of the following measures if Party A violates any agreement or there is any falsehood, error or omission in representations and warranties in this Contract:

1. Demand Party A to correct the acts for breaching the contract within a time limit;

2. Demand Party A to provide a new guarantee;

3. Demand Party A to compensate for the losses;

4. Dispose the mortgaged property;

5. Other relief measures permitted by law.

(II) Party B has the right to choose any method agreed in Items (II) to (IV) of Paragraph V of Article VI to deal with the proceeds from the disposal of mortgaged property, and Party A shall assist in handling relevant procedures.

(III) If the mortgage rights are not effectively established, or the value of mortgaged property is reduced, or Party B fails to realize the mortgage rights timely or sufficiently due to Party A’s reasons, and if Party A is not the Debtor, Party B shall have the right to require Party A to bear joint and several liabilities for the guaranteed debts with the Debtor within the guarantee scope agreed in this Contract.

II. Party B’s Liability for Breach of Contract

If Party B loses the mortgaged property right certificate delivered by Party A due to fault; or if Party B fails to return the mortgaged property right certificate in time or fails to assist in handling the mortgage registration cancellation procedures according to law after Party A applies after the debt under the Master Contract is paid off, Party A shall have the right to take one or more of the following measures:

(I) Require Party B to bear the expenses for reissuing the mortgaged property right certificate;

(II) Require Party B to return the right certificate of the mortgaged property within a time limit or assist Party A to cancel the registration of the mortgaged property.

Article XI Other Terms

I. Expenses

1. Expenses incurred due to Party A’s breach of any agreement in this Contract (including but not limited to the actual legal fees, arbitration fees, property preservation fees, travel expenses, execution fee evaluation fees, auction fees, notarization fees, service fees, announcement fees, attorney fees and other expenses incurred by Party B due to Party A’s breach of Contract) shall be borne by Party A;

2. For other expenses, Party A and Party B agree as follows: This column is blank

II. Transfer and Collection of Payables

Party B has the right to transfer the corresponding amount in RMB or other currencies from the account opened by Party A in China Construction Bank system for all the payables of Party A under this Contract, without prior notice to Party A. Party A is obliged to assist Party B in handling the procedures of foreign exchange settlement and sale or foreign exchange trading, and the exchange rate risk shall be borne by Party A.

III. Use of Party A’s Information

Party A agrees that Party B may inquire Party A’s credit status from the credit database established with the approval of The People’s Bank of China and the competent credit investigation department or relevant units and departments, and agrees that Party B may provide Party A’s information to the credit database established with the approval of the People’s Bank of China and the competent department of credit investigation. Party A also agrees that Party B may reasonably use and disclose Party A’s information for business needs.

IV. Announcement for Collection

Party B shall have the right to inform the relevant departments or units of Party A’s breach of contract, and shall have the right to make a public announcement through the news media for collection.

V. Evidence Validity of Party B’s Records

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records about the principal, interest, expenses and repayment records, the documents and vouchers produced or retained by Party B in the process of Debtor’s withdrawal, repayment, payment of interest and other business, as well as the records and vouchers of Party B’s collection of loans, shall constitute the confirmation evidence effectively proving the credit rights relationship under the Master Contract. Party A shall not raise any objection just on the ground that the above records, documents and vouchers are made or retained by Party B unilaterally.

VI. Reservation of Rights

The rights of Party B hereunder shall not affect or exclude any other rights granted by laws, regulations and other contracts. Any tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall be deemed neither as waive of the rights and interests hereunder nor as the consent or acceptance for any behaviors violating this Contract. Such tolerance, grace period, preferential treatment, or delay regarding the performance of any rights hereunder shall neither influence, prevent or hinder continuous performance of the rights or performance of other rights nor cause the Party B to assume any rights and obligations, arising thereof, for the Party A.

Even if Party B does not perform or delay the performance of any rights hereunder or does not use up any relief hereunder, Party A’s guarantee liabilities hereunder shall not be reduced and exempted therefore. However, if Party B reduces and exempts the debts hereunder, the Party A’s guarantee liabilities will be reduced and exempted accordingly.

VII. In case of division, dissolution, entering bankruptcy proceedings, revocation, cancellation of industrial and commercial registration, revocation of business license, being damaged, lost, being infringed upon or out of Party A’s control of mortgaged property due to natural factors or acts of a third party, dispute over the ownership of mortgaged property or cancellation of rights certificate (certification), Party B shall be notified immediately.

VIII. Dissolution or Bankruptcy of the Debtor

After Party A knows that the Debtor has entered the dissolution or bankruptcy procedure, it shall immediately notify Party B to declare its credit rights. Meanwhile, it shall participate in the dissolution or bankruptcy procedure in a timely manner and exercise the recourse right in advance. If Party A knows or should know that the Debtor has entered dissolution or bankruptcy procedures, but fails to exercise the recourse right in advance in time, the losses shall be borne by Party A itself.

Notwithstanding the agreement in Item II of Paragraph V in this Article, if Party B and the Debtor reach a settlement agreement or agree to a reorganization plan during the Debtor’s bankruptcy proceedings, Party B’s rights under this Contract will not be damaged by the settlement agreement or reorganization plan, and Party A’s guarantee liabilities will not be reduced or exempted. Party A shall not oppose Party B’s claims under the conditions stipulated in the settlement agreement and reorganization plan. For the credit rights that Party B has made concessions to the Debtor in the settlement agreement and reorganization plan and has not obtained the settlement, Party B shall still have the right to demand Party A to assume the guarantee liabilities.

IX. Party A’s Dissolution or Bankruptcy

If Party A dissolves or goes bankrupt, and even if Party A’s credit rights under the Master Contract has not expired, Party B shall also have the right to participate in Party A’s liquidation or bankruptcy procedures and declare the right.

X. If Party A or the Debtor fails to comply with laws, regulations or rules on environmental and social risk management, or may bring harm and related risks to the environment and society in the construction, production and business activities (including but not limited to environmental and social issues related to energy consumption, pollution, land, health, safety, resettlement, ecological protection, energy conservation and emission reduction, climate change, etc.), Party B shall have the right to exercise the guarantee right under this Contract in advance and take other relief measures agreed in this Contract or permitted by law.

XI. In case of any change in Party A’s communication address or contact information, Party A shall immediately notify Party B in writing, and Party A shall bear the legal consequences caused by failure to notify in time.

XII. Other Matters

(I) The performance period of the main debt is from May 8, 2020 to April 28, 2021, subject to the agreement in the Master Contract.

(II) If the mortgage registration items change and need to be changed according to law, Party A shall jointly handle the change registration formalities with Party B according to Party B’s requirements.

(III) Party A and Party B have agreed on the address for service and legal consequences of various notices, agreements, and documents related to this Contract:

1. Address for Service

(1) Party A confirms that its valid address for service is:

7 / F, Block A, Building 5, Software Industry Base, Nanshan District, Shenzhen City

(2) Party B confirms that its valid address for service is:

China Construction Bank, Floor 1, Building 18, Hongrui Garden, Nanshan District, Shenzhen City

2. Application of Address for Service

The above addresses for service are applicable to the delivery of various kinds of notices, agreements and documents relevant to the Contract, including but not limited to the delivery of various kinds of notices, agreements during contract performance period, delivery of relevant documents during dispute and the delivery of relevant documents and legal documents in first trial, second trial and executive procedure and other procedures after the dispute’s entering arbitration and civil procedure.

3. Change of the address for service

(1) If Party A needs to change the address for service, it shall notify Party B in writing 10 working days in advance, and the written notice shall be delivered to the address for service of Party B;

(2) If Party B needs to change the address for service, it shall notify Party A by telephone or e-mail.

(3) If one party changes its address in arbitration or civil litigation, the party shall also perform the obligation of written notice to the arbitration institution and the court.

(4) After one party performs the obligation of sending the notice of change of address according to the above agreement, the address for service after change will be the effective address for service; otherwise the previously confirmed address for service shall still be the effective address for service.

4. Legal consequences

(1) If the notice, agreement, legal document and other documents are not actually received by the party due to the address for service provided or confirmed by either party is inaccurate, the notice obligation is not fulfilled in time in the above manner after the change of address for service, the party or its designated receiver refuses to receive, etc, in case of service by post, the date of return of documents shall be deemed as the date of service; in case of direct service, the date on which the addresser records the information on the service receipt on the spot shall be deemed as the date of service.

(2) For the above-mentioned address for service, the arbitration institution and the court can directly mail the service, even if the parties fail to receive the documents mailed by the arbitration institution and the court, due to the above agreement, it shall also be deemed as service.

XIII. Contract Dispute Resolution Methods

Any dispute arising from the performance of this Contract can be settled through negotiation. If negotiation fails, it shall be settled as the following method of item 1. During the litigation or arbitration period, the clauses of this Contract that do not involve disputes shall still be performed.

1. Bring a lawsuit to the people’s court where Party B is located.

2. Bring a lawsuit to the people’s court where the Contract is signed.

3. Submit to the Blank Arbitration Commission (place of arbitration is Blank), and conduct arbitration in accordance with the arbitration rules in force at the time of applying for arbitration. The arbitration award is final and binding upon both Parties.

XIV. The Effectiveness of the Contract

This Contract shall come into effect after being signed or stamped with official seal (or special seal for contract) by Party A’s Legal Representative (Person in Charge) or Authorized Agent and being signed or stamped with official seal (or special seal for contract) by Party B’s Person in Charge or Authorized Agent.

XV This Contract is made in quintuplicate.

Article XII List of Mortgaged Property

The list of mortgaged property under this Contract is as follows:

List of Mortgaged Property

Name of Mortgaged Property	Number of Ownership Certificate and Other Relevant Certificate No.	Address	Area or Quantity	The amount of mortgage that has been set for other credit rights (RMB 10,000)	Note
702, 7/F, Block A, Building 5, Software Industry Base, Shenzhen City	S.F.D.Z. No.4000630679	702, 7/F, Block A, Building 5, Software Industry Base, Shenzhen City	640.37 m2

Article XIII Party B’s Handling Bank and Seal

Party A confirms: after this Contract comes into effect, Party B may entrust Shenzhen Branch of China Construction Bank Corporation and/or one or more of its branches as the handling bank for this Contract. The handling bank has the right to perform its obligations under this Contract in its own name, sign relevant legal documents and enjoy the rights under this Contract, including but not limited to being responsible for the actual performance (all or part), debt collection, litigation/arbitration, execution and other matters of this Contract. If the handling bank has performed Party B’s obligations under this Contract, it shall be deemed that Party B has performed this Contract, and Party A’s obligations and responsibilities shall not be reduced or exempted. Party B or the handling bank shall have the right to affix the official seal, the special seal for relevant finance or the special seal for contract of Party B or the handling bank on the relevant materials or certificates.

Article XIV Party A’s Representations and Warranties

I. Party A clearly understands the business scope and authority of Party B.

II. Party A has read all the terms and conditions of this Contract and the Master Contract. As requested by the Party A, Party B has made explanations for the corresponding terms and conditions of this Contract and the Master Contract. Party A has full information and understanding regarding the implication of the terms and conditions and the corresponding legal consequence of this Contract and the Master Contract.

III. Party A has the legal qualification of a Guarantor. Party A’s guarantee behavior under this Contract complies with the provisions of laws, administrative regulations, rules, Party A’s articles of association or internal organization documents, and has been approved by the Company’s internal competent authority and/or the national competent authority. All liabilities arising from Party A’s inability to sign this contract shall be borne by Party A, including but not limited to compensate Party B in full for the losses thus incurred.

IV. Party A confirms that it has fully understood the Debtor’s assets, debts, operation, credit and reputation, whether it has the qualification and authority to sign the Master Contract and all the contents of the Master Contract.

V. Party A shall have the right to own or dispose of the mortgaged property according to law. The mortgaged property is not a public welfare facility and is prohibited from circulation and transfer. There is no ownership dispute.

VI. There is no other joint owner of the mortgaged property or the guarantee behavior has been agreed upon by the other joint owners in witting although there are other joint owners.

VII. The mortgaged property does not have any defects or burdens that have not been notified to Party B in writing, including but not limited to the fact that the mortgaged property is restricted in circulation, sealed up, detained, supervised, leased or retained, the mortgaged property is in arrears with the purchase price, maintenance cost, construction project price, state tax, land use right transfer fee, damages, etc., or the mortgaged property has already set a guarantee for a third party.

VIII. All materials and information related to the mortgaged property provided by Party A to Party B are true, legal, accurate and complete.

IX. The provision of this mortgage guarantee by Party A does not harm the legitimate interests of any third party and does not violate Party A’s legal and contractual obligations.

Party A (Official Seal): United Time Technology Co., Ltd. (Seal Affixed)

Legal Representative (Person in Charge) or Authorized Agent (Signature): Bao Minfei

May 8, 2020

Party B (Seal): Shenzhen Branch of China Construction Bank Corporation (Seal Affixed)

Person in Charge or Authorized Agent (Signature): Wang Ye

May 8, 2020